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                                                                    EXHIBIT 5.1



                      [ANDREWS & KURTH L.L.P. LETTERHEAD]


                                 August 1, 1996


Synthetic Industries, Inc.
309 LaFayette Road
Chickamauga, GA 30707

Ladies and Gentlemen:

         We have acted as counsel for Synthetic Industries, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-1 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of the offering and sale of up to an aggregate of 8,625,000 shares (the "Shares") of common stock, par value $1.00 per share (the "Common Stock"), of the Company. The Shares include 1,718,750 shares being offered by the Company, 5,781,250 shares of Common Stock being offered by Synthetic Industries, L.P., a Delaware limited partnership which is the sole stockholder of the Company and 1,125,500 shares which may be sold pursuant to an over-allotment option granted by the Company to the Underwriters named in the Registration Statement.

         As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials, and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

         Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Shares to be issued and sold by the Company, when issued and paid for as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         We express no opinion other than as to the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included therein.

                                        Very truly yours,

                                        ANDREWS & KURTH L.L.P.
1152/2437/2539